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                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the use of our report dated January 12, 1995 with respect to the consolidated financial statements of Real Estate Investment Trust of California as of and for the year ended December 31, 1994, incorporated by reference in Amendment No. 1 to the 1994 Annual Report (Form 10-K/A) of Real Estate Investment Trust of California.


                                   ERNST & YOUNG, LLP

Los Angeles, California
December 20, 1995